ASSIGNMENT OF INTELLECTUAL PROPERTY AGREEMENT

THIS ASSIGNMENT OF INTELLECTUAL PROPERTY AGREEMENT (the "Agreement") is entered into as of August 6, 2013, (the "Effective Date") by and between (i) Millennium Trends International Inc. a Bahamas corporation ("Millennium Trends"); (ii) its wholly owned subsidiary, Sunvault Energy Holdings Inc., a British Columbia company (Holdings") (Millennium Trends and Holdings together referred to as "Millennium") and (ii) Sunvault Energy Inc., a Nevada corporation ("Sunvault"). Both Millennium and Sunvault may hereinafter be referred to individually as a "Party" and collectively as the "Parties."

RECITALS

WHEREAS, Millennium and Sunvault each own 50% (fifty percent) of all of the rights, interests, and title to the intellectual property set out in **Schedule A** ("Joint IP").

WHEREAS Millennium own all of the rights, interests, and title to the intellectual property set out in **Schedule B** ("Millennium IP");

WHEREAS, the Parties agree that Sunvault shall assign all of its rights, interests and its share of the full title in the Joint IP to Millennium;

WHEREAS, the Parties further agree that Millennium shall assign all of its rights, interests and full title in the Millennium IP to Sunvault;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to effect the assignment of intellectual property, it is hereby agreed as follows:

1. ASSIGNMENT OF INTELLECTUAL PROPERTY.

1.1 Intellectual Property Assignment. Subject to and upon the terms and conditions set forth herein, upon execution of this Agreement: (i) Sunvault hereby agrees to assign, convey, transfer and deliver to Millennium and Millennium agrees to have assigned to it from Sunvault all of Sunvault's rights, privileges, interests, legal title and ownership in the Joint IP; and (ii) Millennium hereby agrees to assign, convey, transfer and deliver to Sunvault and Sunvault agrees to have assigned to it from Millennium all of Millennium's rights, privileges, interests, legal title and ownership in the Millennium IP; ((i) and (ii) collectively referred to as the "Assignments").

2. CONSIDERATION.

2.1 Consideration. In consideration for these Assignments, the Parties agree as follows:

(i) Millennium agrees to surrender for cancellation 36,850,000 (thirty-six million and eight hundred and fifty thousand) shares it holds of Sunvault's Common Stock ("Cancellation Shares");

(ii) Sunvault shall issue to Millennium 20,000,000 (twenty million) purchase warrants to purchase shares of common stock of Sunvault, at an exercise price of $2.00 per share and expiring 10 years from the date of issuance ("Payment Warrants").

3. <u>REPRESENTATIONS AND WARRANTIES OF SUNVAULT</u>. Sunvault represents, warrants and covenants to Millennium as of the date of this Agreement as follows:

3.1 <u>Organization</u>. Sunvault is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

3.2 <u>Title to Assets</u>. Sunvault has, and pursuant to the terms of this Agreement, shall assign to Millennium its share of the good and marketable title in the Joint IP, free and clear of all mortgages, pledges, security interests, liens, claims, charges, restrictions and encumbrances.

3.3 <u>Power and Authority</u>. Sunvault has all requisite power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith. All action on the part of Sunvault, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance by Sunvault pursuant to this Agreement has been taken or shall be taken prior to closing and no further authorization on the part of Sunvault shall be required to consummate the transactions provided for herein. When executed and delivered by Sunvault, this Agreement shall constitute the valid and legally binding obligations of Sunvault enforceable in accordance with their respective terms. Neither the execution, delivery nor performance of this Agreement by Sunvault shall (i) violate or result in a breach of any provisions of Sunvault's certificate of incorporation or bylaws, (ii) constitute a default or result in a breach of any contract or agreement to which it is a party or to which its share of the Joint IP is bound, or (iii) violate any order, writ, injunction, decree, judgment or other restriction of any court, administrative agency or governmental body.

4. <u>REPRESENTATIONS AND WARRANTIES OF MILLENNIUM TRENDS and HOLDINGS</u>. Millennium represents warrants and covenants to Sunvault as of the date of this Agreement:

4.1 <u>Corporate Organization</u>. Each of Millennium Trends and Holdings is a company duly organized, validly existing and in good standing under the laws under which it was incorporated.

4.2 Title to Assets. Millennium has, and pursuant to the terms of this Agreement, shall assign to Sunvault good and marketable title to the Millennium IP, free and clear of all mortgages, pledges, security interests, liens, claims, charges, restrictions and encumbrances.

4.3 Power and Authority. Each of Millennium Trends and Holdings has all requisite power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith. All action on the part of each of Millennium Trends and Holdings, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance by each of Millennium Trends and Holdings pursuant to this Agreement has been taken or shall be taken prior to Closing and no further authorization on the part of each of Millennium Trends and Holdings shall be required to consummate the transactions provided for herein. When executed and delivered by each of Millennium Trends and Holdings, this Agreement shall constitute the valid and legally binding obligations of each of Millennium Trends and Holdings enforceable in accordance with their respective terms. Neither the execution, delivery nor performance of this Agreement by each of Millennium Trends and Holdings shall (i) violate or result in a breach of any provisions of each of Millennium Trends and Holdings' certificate of incorporation or bylaws, (ii) constitute a default or result in a breach of any contract or agreement to which it is a party or to which the Millennium IP is bound, or (iii) violate any order, writ, injunction, decree, judgment or other restriction of any court, administrative agency or governmental body.

4.4 Approvals and Consents. The Parties each undertake to obtain any and all requisite consents and/or or approvals prior to the Closing and consummation of the transactions contemplated in this Agreement.

5. CLOSING

At the closing of the transactions contemplated herein ("Closing") the Parties agree to the following:

(i) Sunvault shall have caused title in the Joint IP to be assigned and transferred to Millennium and shall deliver to Millennium good and marketable title to the Joint IP, free and clear of all mortgages, pledges, security interests, liens, claims, charges, restrictions and encumbrances; and

(ii) Millennium shall surrender and deliver to Sunvault the share certificates for the Cancellation Shares;

(iii) Millennium shall have caused title in the Millennium IP to be assigned and transferred to Sunvault and shall deliver to Sunvault good and marketable title to the Millennium IP, free and clear of all mortgages, pledges, security interests, liens, claims, charges, restrictions and encumbrances; and

(iv) Sunvault shall deliver to Millennium the Payment Warrants dated as of the date of the Closing.

6. **MISCELLANEOUS.**

6.1 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof.

6.2 Non-Waiver. The waiver of any Party of a breach or a violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Agreement. No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel to enforce any provision of this Agreement, except by a written instrument that has been executed by the Party charged with such waiver or estoppel.

6.3 Amendment. No amendment or modification of this Agreement shall be deemed effective unless and until it has been executed in writing by the Parties to this Agreement.

6.4 Necessary Acts. Each Party agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the provisions and purposes of this Agreement.

6.5 Successors and Assigns. Neither this Agreement nor the rights or obligations of Millennium under this Agreement shall be assignable without the written consent of Sunvault and any such purported assignment without the written consent of Sunvault shall be void and with effect. This Agreement and the rights or obligations of Sunvault under this Agreement shall be freely assignable without the written consent of Millennium. Except as otherwise provided herein, this Agreement and all covenants and agreements contained herein shall be binding upon and inure to the benefit of the Parties hereto, their respective successors, representatives and assigns.

6.6 Governing Law. The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted. Each party hereto agrees to submit to the personal jurisdiction and venue of the State courts located in the Nevada for resolution of all disputes arising out of, in connection with, or by reason of the interpretation, construction, and enforcement of this Agreement, and hereby waives the claim or defense therein that such courts

6.7 Time of Essence. Time is of the essence in the performance of all obligations under this Agreement.

6.8 Headings. The headings to this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

6.9 Joint Drafting and Exclusive Agreement. This Agreement is the only Agreement executed by and between the Parties related to the subject matter described herein. There are no additional oral agreements or other understandings related to the subject matter described herein. This Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any one Party

shall be made solely by virtue of such Party allegedly having been the draftsperson of this Agreement.

6.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single instrument. A facsimile copy of this Agreement shall have the same legal effect as an original of the same.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Millenium Trends International Inc.

By: ______________________________

Title:

Sunvault Energy Holdings Inc.

By: ______________________________

Title:

Sunvault Energy Inc.

By: ______________________________

Title: President

John Crawford

SCHEDULE A

SunGas: Patent application for two-step process to convert a renewable energy source of electricity into natural Gas by using carbon dioxide(Co2) and converting it into Acetic Acid and then further into methane gas, using one or more chambers.

SCHEDULE B

UBC patent application: PCT WO 2011/113154 All subject to UBC approvals

SVLT patent application #1: US 61/834,394

SVLT patent application #2: US 61/834,396

SVLT patent application #3: US 61/834,399

SVLT patent application #4: US 61/831,580